EXHIBIT 11

                         WESTWOOD FINANCIAL CORPORATION


              STATEMENT REGARDING COMPUTATION OF EARNINGS PER SHARE


                                                           Three Months Ended
                                                              June 30, 1997
                                                              -------------


         Net Income..................................           $237,000
                                                                ========


         Primary and fully diluted

         Average shares outstanding..................            645,241
                                                                ========


         Per share amount............................              $0.37
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Earnings  per share of common stock for the three months ended June 30, 1996 and
1997 have been determined by dividing net income for the three month period by the weighted average number of shares of common stock outstanding.